EXHIBIT 10.13

                              THE YORK GROUP, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
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                                TABLE OF CONTENTS

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ARTICLE I      PURPOSE OF PLAN..........................................    1
     1.1       Purpose of Plan..........................................    1

ARTICLE II     DEFINITIONS..............................................    1
     2.1       Account..................................................    1
     2.2       Base Salary..............................................    2
     2.3       Beneficiary..............................................    2
     2.4       Board....................................................    2
     2.5       Change in Control........................................    2
     2.6       Code.....................................................    2
     2.7       Committee................................................    2
     2.8       Company..................................................    2
     2.9       Compensation.............................................    2
    2.10       Effective Date...........................................    3
    2.11       Entry Date...............................................    3
    2.12       Eligible Employee........................................    3
    2.13       Nonqualified Deferral Contribution.......................    3
    2.14       Participant..................................................4
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    2.15       Participant Enrollment and Election Form.................    4
    2.16       Plan.....................................................    4
    2.17       Plan Year................................................    4

ARTICLE III    ELIGIBILITY AND PARTICIPATION............................    4
     3.1       Requirements.............................................    4
     3.2       Re-Employment............................................    5

ARTICLE IV     NONQUALIFIED DEFERRAL CONTRIBUTIONS......................    5
     4.1       Nonqualified Deferral Elections..........................    5
     4.2       Payroll Deductions.......................................    5

ARTICLE V      PLAN ACCOUNTS............................................    6
     5.1       Establishment of Accounts................................    6
     5.2       Allocation of Income.....................................    6
     5.3       Accounting for Distributions.............................    6

ARTICLE VI     VESTING..................................................    7
     6.1       Nonqualified Deferral Contributions......................    7

ARTICLE VII    PAYMENT OF BENEFITS......................................    7
     7.1       Payment of Benefits......................................    7
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     7.2       Payments Upon Hardship ..................................    8
     7.3       Change in Control........................................    8

ARTICLE VIII   BENEFICIARIES............................................    8
     8.1       Designation of Beneficiaries.............................    8

ARTICLE IX     ADMINISTRATION...........................................    9
     9.1       Administrative Authority.................................    9
     9.2       Uniformity of Discretionary Acts.........................   11
     9.3       Litigation...............................................   11
     9.4       Payment of Administrative Expenses.......................   11
     9.5       Claims Procedure.........................................   11
     9.6       Liability of Committee, Indemnification..................   14
     9.7       Expenses.................................................   14
     9.8       Taxes....................................................   14
     9.9       Attorney's Fees..........................................   14
    9.10       Right to Amend...........................................   15
    9.11       Employer's Right to Terminate or Suspend Plan............   15
    9.12       Construction.............................................   15
    9.13       Miscellaneous............................................   16
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                           ARTICLE I - PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The Company intends and desires by the adoption of this Plan to recognize the value to the Company of the services rendered by Eligible Employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.

This Plan is intended to be "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and is intended to be unfunded for purposes of the Code, and shall be interpreted and administered in a manner consistent with that intent.

                            ARTICLE II - DEFINITIONS

2.1 ACCOUNT means those separate book accounts established and maintained under the Plan in the name of each Participant as required pursuant to the provisions of Article V.

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2.2 BASE SALARY means annual cash salary paid by the Company to an Eligible
Employee with respect to his or her service for the Company.

2.3 BENEFICIARY means the beneficiary or beneficiaries as designated by the Participant.

2.4  BOARD means the Board of Directors of The York Group, Inc.

2.5 CHANGE IN CONTROL means a change in the ownership of the Company, a change in the effective control of the Company, or a change in ownership of a substantial portion of the assets of the Company. Such determination shall be made by the Committee.

2.6 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

2.7  COMMITTEE means the Human Resources Committee appointed by the Board.

2.8 COMPANY means The York Group, Inc. or any company which is a successor as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.

2.9 COMPENSATION means up to fifty (50) percent of Base Salary and up to a hundred (100) percent of the annual cash bonus.

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2.10  EFFECTIVE DATE means the date on which the Company adopts the Plan.

2.11 ENTRY DATE means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

2.12 ELIGIBLE EMPLOYEE means a person employed by the Company who is determined by the Committee to be a member of a select group of management or highly compensated employees and who is designated by the Committee to be eligible under the Plan. For the initial Plan Year, the Committee shall notify, by December 31, 1996, those individuals, if any, who will be Eligible Employees. For subsequent Plan Years, the Committee shall notify, by each December 1, those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

2.13 NONQUALIFIED DEFERRAL CONTRIBUTION means Compensation that is due to be earned and which would otherwise be paid to the Participant, which the Participant elects to defer under the Plan and which is credited on behalf of each Participant by the Company pursuant to the provisions of Article IV.

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2.14 PARTICIPANT means any person so designated in accordance with the provisions of Article III.

2.15 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

2.16  PLAN means The York Group, Inc. Nonqualified Deferred Compensation Plan.

2.17  PLAN YEAR means the calendar year.

                 ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1 REQUIREMENTS. Every Eligible Employee as of the Effective Date shall be eligible to become a Participant on the first day of the Plan Year occurring after the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must execute a valid Participant Enrollment and Election Form in such

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manner as the Company may require and must agree to make Nonqualified Deferral
Contributions as provided in Article IV.

3.2 RE-EMPLOYMENT. If a Participant whose employment with the Company is terminated is subsequently re-employed, he or she shall become a Participant in the Plan in accordance with the provisions of Section 3.1 of this Article.

               ARTICLE IV - NONQUALIFIED DEFERRAL CONTRIBUTIONS

4.1 NONQUALIFIED DEFERRAL ELECTIONS. In accordance with rules established by the Company, a Participant may elect to make a Nonqualified Deferral Contribution with respect to a Plan Year by use of a Participant Enrollment and Election Form no later than the December 31st immediately preceding the Plan Year. For an individual that first becomes an Eligible Employee during a Plan Year, the election to make a Nonqualified Deferral Contribution for the remainder of the Plan Year must be made prior to the Entry Date. Once made, such elections shall be irrevocable with respect to the Plan Year.

4.2 PAYROLL DEDUCTIONS. Nonqualified Deferral Contributions shall be credited to the Participant's Account when the respective payroll deductions are made. The Participant may change the amount of his or her Nonqualified Deferral Contribution amount by delivering to the Company prior to the beginning of any Plan Year a new Participant Enrollment and Election Form, with such change being first effective for

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Compensation to be earned in that Plan Year. Once made, a Nonqualified Deferral
Contribution payroll deduction election shall continue in force only for the applicable Plan Year. A new Nonqualified Deferral Contribution payroll deduction election must be made by completing a new Participant Enrollment and Election Form for each subsequent Plan Year.

                            ARTICLE V - PLAN ACCOUNTS

5.1 ESTABLISHMENT OF ACCOUNTS. There shall be established and maintained by the Company separate Accounts in the name of each Participant, as required and as described in this Article V.

5.2 ALLOCATION OF INCOME. Earnings shall generally be credited to the Participant's Account balances periodically at the discretion of the Committee, but no later than annually. For those Participant's receiving a distribution during the Plan Year pursuant to Article VII, earnings shall be credited to the Participant's Account through the date of distribution. The method of computing earnings shall be determined by the Committee.

5.3 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution under the Plan, such distribution shall be charged to the applicable Participant's Account.

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                              ARTICLE VI - VESTING

6.1 NONQUALIFIED DEFERRAL CONTRIBUTIONS. A Participant shall always be one hundred percent (100%) vested in the Nonqualified Deferral Contributions and related earnings credited to his or her Account.

                       ARTICLE VII - PAYMENTS OF BENEFITS

7.1 PAYMENTS OF BENEFITS. A Participant (or Beneficiary) shall become entitled to receive, on or about the date of the Participant's termination of employment, retirement, disability (as determined by the Committee), or death, a cash distribution in an amount equal to the balance in the Participant's Account as of that date. A Participant may elect to have payments distributed in either (1) a cash lump sum as soon as practicable and no later than thirty (30) days after the earlier of such termination of employment, retirement, incurrence of disability, or death, or (2) in annual installments (beginning as soon as practicable and no later than thirty (30) days after the earlier of such termination of employment, retirement, incurrence of disability, or death) over the period or periods approved by the Committee and selected by the Participant. Any death benefit payable under this Plan shall be payable to the Participant's Beneficiary in accordance with Article VIII.

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7.2 PAYMENTS UPON HARDSHIP. In the event of a hardship of the Participant, the
Participant may apply to the Company for a lump sum distribution of all or any part of his or her Account. Upon a finding of hardship by the Committee using the same standards as provided under the The York Group, Inc. 401(k) Plan and Trust, the Company shall make the appropriate distribution to the Participant from amounts credited by the Company in respect of the Participant's Accounts. In no event shall the aggregate amount of the distribution exceed the amount credited to the Participant's Accounts. A distribution may be made under this Section only with the consent of the Company's Board.

7.3 CHANGE IN CONTROL. If a Change in Control occurs, the entire balance in the Participant's Account at the date of the Change in Control shall be payable in the form of a lump sum distribution.

                          ARTICLE VIII - BENEFICIARIES

8.1 DESIGNATION OF BENEFICIARIES. Each Participant may designate any person, persons or entity to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing with the Company a new Participant Enrollment and Election Form. Each designation will revoke all prior designations by the same Participant. In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named or

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the Committee is unable to locate the designated Beneficiary, the Company shall pay such benefit payments to the Participant's spouse, if then living, but otherwise to the Participant's estate.

                           ARTICLE IX - ADMINISTRATION

9.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all actions and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

(a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

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(c)  Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

(e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of such firms or persons. The Company shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Company. Further, the Company may authorize one or more persons to execute any certificate or document on behalf of the Company, in which event any person notified by the Company of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document

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     executed by such person as representing action by the Company until such third person shall have been notified of the revocation of such authority.

9.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Company are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

9.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

9.4 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan shall be paid by the Company.

9.5  CLAIMS PROCEDURE.

   (a) Notice of Claim. Any Eligible Employee or Beneficiary, or the duly authorized representative of an Eligible Employee or Beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered to the Committee, in

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        person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his or her right to review pursuant to Sections 9.5(c) and 9.5(d) of the Plan, as applicable.

   (b) Action on Claim. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

        (i)   The specific reason or reasons for the denial;

        (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

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        (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

        (iv)  An explanation of the Plan's claim review procedure.

   (c) Review of Denial. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

   (d) Decision on Review. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty
        (120) days after receipt of the

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        request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be denied on review.

9.6 LIABILITY OF COMMITTEE, INDEMNIFICATION. To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

9.7 EXPENSES. The cost of the establishment of the Plan and the adoption of the Plan by Company, including but not limited to legal and accounting fees, shall be borne by Company.

9.8 TAXES. All amounts payable hereunder shall be reduced by any and all Federal, state, and local taxes imposed upon an Eligible Employee or his or her Beneficiary which are required to be paid or withheld by Company. The determination by the Company regarding applicable income and employment tax withholding requirements shall be final and binding on the Eligible Employee.

9.9 ATTORNEY'S FEES. The Company shall pay the reasonable attorney's fees incurred by any Eligible Employee in an action brought against Company to enforce

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the Eligible Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Eligible Employee prevails in such action.

9.10 RIGHT TO AMEND. The Company, by written instrument executed by the Company, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or Beneficiary of a right accrued hereunder prior to the date of the amendment.

9.11 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Company reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan Accounts. The Company also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

9.12 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the state of Texas shall govern, control, and determine all questions of law arising with

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respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder. The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Company which right is greater than the rights of a general unsecured creditor of the Company.

9.13 MISCELLANEOUS. This Plan constitutes a mere promise by the Company to make benefit payments in the future. Additionally, a Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiaries.

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ATTEST/WITNESS:                         THE YORK GROUP, INC.

____________________________            By:     ________________________

Print Name:                             Print Name:

____________________________            ________________________________


                                        Date:   ________________________

[SEAL]

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